Exhibit 99.1

NOG Closes Joint Ohio Utica Acquisition, Announces Upsized Credit Facility

HIGHLIGHTS

•	NOG closed previously announced joint acquisition of midstream and upstream interests in the Ohio Utica Shale Assets (the “Assets”) with Infinity Natural Resources (“INR”)

•	Revolving Credit Facility’s Borrowing Base increased to ~$2.0 billion, Elected Commitment increased to $1.8 billion, adding $200 million of additional liquidity

MINNEAPOLIS—(BUSINESS WIRE)— Northern Oil and Gas, Inc. (NYSE: NOG) (the “Company” or “NOG”) today announced the closing of its acquisition of non-operated properties in the core of the Ohio Utica Shale, and a revised, upsized reserves-based lending facility.

UTICA SHALE ACQUISITION

On February 23, 2026, NOG closed on its previously announced joint acquisition of interests in the Ohio Utica Shale Upstream and Midstream Assets from Antero Resources Corporation and Antero Midstream Corporation (“Antero”). As previously announced, NOG acquired a 40% stake with INR increasing its stake in the joint acquisition to 60%.

The closing payment by NOG was $464.5 million in cash, which includes a $58.8 million deposit paid at signing. The closing payment is net of preliminary and customary purchase price adjustments and remains subject to post-closing settlements between NOG and Antero. More information regarding this acquisition can be found in NOG’s December 8, 2025 press release announcing the transaction, which is available here.

NOG funded the acquisition with cash on hand, operating free cash flow and borrowings from NOG’s revolving credit facility.

CREDIT FACILITY EXPANSION

On February 23, 2026, NOG entered into an amendment to the credit agreement governing its reserves-based lending facility (the “Revolving Credit Facility”) due 2030 with Wells Fargo, as administrative agent, and the existing syndicate of 18 lenders. The elected commitment amount increased to $1.8 billion from $1.6 billion, and the borrowing base increased to $1.975 billion from $1.8 billion. All other terms and conditions remain substantially unchanged.

ABOUT NORTHERN OIL AND GAS

NOG is a real asset company with a primary strategy of acquiring and investing in non-operated minority working and mineral interests in the premier hydrocarbon producing basins within the contiguous United States. More information about NOG can be found at www.noginc.com.

SAFE HARBOR

This press release contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this release regarding NOG’s financial position, business strategy, plans and objectives of management for future operations, industry conditions, capital expenditures, production, cash flow, hedging and other matters are forward-looking statements. When used in this release, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “guidance,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future production, sales, market size, collaborations, cash flows, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond NOG’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: changes in crude oil and natural gas prices, the pace of drilling and completions activity on NOG’s properties and properties pending acquisition, the effects of the COVID-19 pandemic and related economic slowdown, NOG’s ability to acquire additional development opportunities, integration and benefits of property acquisitions, or the effects of such acquisitions on Northern’s cash position and levels of indebtedness, changes in NOG’s reserves estimates or the value thereof, general economic or industry conditions, nationally and/or in the communities in which NOG conducts business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, risks and uncertainties related to the closing of recent acquisition transactions (including the transactions described herein), NOG’s ability to raise or access capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, and other economic, competitive, governmental, regulatory and technical factors affecting NOG’s operations, products, services and prices. Additional information concerning potential factors that could affect future results is included in the section entitled “Item 1A. Risk Factors” and other sections of NOG’s most recent Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q, as updated from time to time in amendments and subsequent reports filed with the SEC, which describe factors that could cause NOG’s actual results to differ from those set forth in the forward-looking statements.

NOG has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond NOG’s control. Accordingly, results actually achieved may differ materially from expected results described in these statements. NOG does not undertake, and specifically disclaims, any obligation to update any forward-looking statements, except as may be required by the federal securities laws.

Evelyn Infurna

Vice President of Investor Relations

(952) 476-9800

ir@noginc.com

Source: Northern Oil and Gas, Inc.